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                                                                 EXHIBIT 10.12.1
                                                                 ---------------

                  INVESTMENT AND REGISTRATION RIGHTS AGREEMENT
                  --------------------------------------------




         THIS INVESTMENT AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as of this 22nd day of February, 2000, by and between ACCIPITER CORPORATION, ACCIPITER II, INC. (together, the "Minority Shareholders"), TELXON CORPORATION ("Telxon"), META TECHNOLOGIES CORPORATION ("MetaTechnologies") and METANETICS CORPORATION ("Metanetics") in fulfillment of certain conditions of the Plan and Agreement of Merger (the "Merger Agreement"), dated as of even date herewith, among Telxon, MetaTechnologies and Metanetics . Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

         WHEREAS, Telxon and the Minority Shareholders are parties to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 19, 2000, providing for the acquisition by Telxon, directly or through its subsidiaries, of all of the stock held by the Minority Shareholders in Metanetics effected either as an outright purchase of such shares by Telxon or in such manner intended to qualify as a tax-free reorganization under Section 368 ("Tax-Free Reorganization") of the Internal Revenue Code of 1986, as amended (the "Code"), upon which the parties may agree;

         WHEREAS, pursuant to the terms of the Merger Agreement, which is being undertaken as the agreed alternative structure contemplated by the Stock Purchase Agreement for effecting Telxon's acquisition of the Metanetics Common Stock of the Minority Shareholders, the Minority Shareholders will be receiving unregistered, and hence subject to certain transferability restrictions under the federal securities laws, shares of Telxon Common Stock in exchange for their Metanetics Common Stock and the cancellation of certain indebtedness owed with respect thereto; and

         WHEREAS, the parties desire to enter into this Agreement to address as between them certain collateral matters relating to the transactions contemplated by the Merger Agreement.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. REPRESENTATIONS AND WARRANTIES.

                  (a) Telxon represents and warrants to each of the Minority Shareholders, and each of the Minority Shareholders represents and warrants to Telxon, that its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by


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all required action of its Board of Directors and any and all other necessary corporate action and that this Agreement has been duly executed and delivered for and on its behalf by the duly authorized officer signing this Agreement for it below.

                  (b) Telxon further represents and warrants to each of the Minority Shareholders that the execution and delivery of the Merger Agreement by Telxon and MetaTechnologies and the consummation on their respective parts of the transactions contemplated thereby have been duly authorized by all required action of their respective Boards of Directors and any and all other corporate action necessary on their respective parts and that the Merger Agreement has been duly executed and delivered for and on behalf of each of them by their respective duly authorized officers signing the same.

                   (c) Each of the Minority Shareholders further represents and warrants to Telxon that (except for the debt arrangements owed Telxon or its affiliates to be cancelled as provided in the Merger Agreement and the procedures required by the Amended and Restated Shareholder Agreement, dated as of March 28, 1996 by and among Metanetics and its stockholders, as amended (the "Shareholder Agreement"), written waivers of which procedures by all of the other Metanetics stockholders having rights under such Shareholder Agreement with respect to the transactions contemplated by this Agreement shall be delivered to Telxon and MetaTechnologies as a condition of the closing under the Merger Agreement), it currently has, and will at the time of the consummation of the Merger under the Merger Agreement have, full, valid and complete title to and ownership (beneficially and of record) of its Metanetics Common Stock, free and clear of any lien or other encumbrance.

                  (d) Each of Telxon and MetaTechnologies, as to itself, makes the following representations to each of the Minority Shareholders at their request with respect to the following matters of fact or intention which may affect the tax treatment of the Merger under the Code:

                  (i) The fair market value of the Telxon stock received by each Minority Shareholder, plus the other consideration to be received by such shareholder, will be approximately equal to the fair market value of the Metanetics stock surrendered therefor.

                  (ii) Nothing has come to the attention of the management of Telxon and MetaTechnologies in the course of the negotiation and entry into the Merger Agreement to the effect that there is any plan or intention by the Minority Shareholders to sell, exchange, or otherwise dispose (to Telxon or any corporation or partnership related to Telxon) of a number of shares of Telxon stock received in the Merger that would reduce the Minority Shareholders' ownership of Telxon stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of the formerly outstanding stock of Metanetics owned by such shareholders as of the same date. For purposes of this representation, shares of Metanetics stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Telxon stock, if any, will be considered to be outstanding Metanetics stock on the date of the Merger. Moreover, shares of



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         Metanetics stock and shares of Telxon stock held by the Minority
         Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                  (iii) MetaTechnologies will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Metanetics immediately prior to the Merger. For purposes of this representation, amounts paid by Metanetics to dissenters, amounts used by Metanetics to pay its reorganization expenses, amounts paid by Metanetics to shareholders who receive cash or other property, and all redemptions and distributions (except for regular normal dividends) made by Metanetics immediately preceding the Merger, if any, will be included as assets of Metanetics held immediately prior to the Merger.

                  (iv) Prior to the Merger, Telxon will be in control of MetaTechnologies within the meaning of Section 368(c) of the Code.

                  (v) Following the Merger, MetaTechnologies will not issue additional shares of its stock that would result in Telxon losing control of MetaTechnologies within the meaning of Section 368(c) of the Code.

                  (vi) Telxon has no plan or intention to reacquire any of its stock issued in the Merger.

                  (vii) Telxon has no plan or intention to liquidate MetaTechnologies; to merge MetaTechnologies with and into another corporation; or to sell or otherwise dispose of the stock of MetaTechnologies. MetaTechnologies has no plan or intention, and Telxon has no plan or intention to cause MetaTechnologies, to sell or otherwise dispose of any of the assets of Metanetics acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                  (viii) To the best of the actual knowledge of the management of Telxon and MetaTechnologies (having made no investigation for the purposes of making this representation), the liabilities of Metanetics assumed by MetaTechnologies and the liabilities to which the transferred assets of Metanetics are subject were incurred by Metanetics in the ordinary course of its business.

                  (ix) Following the Merger, MetaTechnologies will continue the historic business of Metanetics or use a significant portion of the historic business assets of Metanetics in a business.

                  (x) Telxon and MetaTechnologies will pay their respective expenses, if any, incurred in connection with the Merger.



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                  (xi) There is no intercorporate indebtedness existing between
         Telxon, MetaTechnologies, and Metanetics that was issued, acquired, or will be settled at a discount.

                  (xii) Neither Telxon nor MetaTechnologies is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (xiii) The fair market value of the assets of Metanetics transferred to MetaTechnologies will equal or exceed the sum of the liabilities assumed by MetaTechnologies, plus the amount of liabilities, if any, to which the transferred assets are subject.

                  (xiv) No stock of MetaTechnologies will be issued in the Merger.

                  (e) Metanetics makes the following representations to each of the Minority Shareholders at their request with respect to the following matters of fact or intention which may affect the tax treatment of the Merger under the
Code:

                  (i) The fair market value of the Telxon stock received by the Minority Shareholders plus the other consideration to be received by such shareholders, will be approximately equal to the fair market value of the Metanetics stock surrendered therefor.

                  (ii) Nothing has come to the attention of Metanetics' management in the course of the negotiation and entry into the Merger Agreement to the effect that there is any plan or intention by the shareholders of Metanetics to sell, exchange, or otherwise dispose (to Telxon or any corporation or partnership related to Telxon) of a number of shares of Telxon stock received in the Merger that would reduce the Metanetics shareholders' ownership of Telxon stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of the formerly outstanding stock of Metanetics owned by such shareholders as of the same date. For purposes of this representation, shares of Metanetics stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Telxon stock, if any, will be considered to be outstanding Metanetics stock on the date of the Merger. Moreover, shares of Metanetics stock and shares of Telxon stock held by Metanetics shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                  (iii) MetaTechnologies will acquire at least 90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by Metanetics immediately prior to the Merger. For purposes of this representation, amounts paid by Metanetics to dissenters, amounts used by Metanetics to pay its reorganization expenses, amounts paid by Metanetics to shareholders who receive cash or other property, and all redemptions and distributions (except for regular normal



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         dividends) made by Metanetics immediately preceding the Merger, if any, will be included as assets of Metanetics held immediately prior to the Merger.

                  (iv) The liabilities of Metanetics assumed by MetaTechnologies and the liabilities to which the transferred assets of Metanetics are subject were incurred by Metanetics in the ordinary course of its business.

                  (v) Metanetics will pay its expenses, if any, incurred in connection with the Merger.

                  (vi) There is no intercorporate indebtedness existing between Telxon, MetaTechnologies, and Metanetics that was issued, acquired, or will be settled at a discount.

                  (vii) Metanetics is not an investment company as defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (viii) Metanetics is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (ix) The fair market value of the assets of Metanetics transferred to MetaTechnologies will equal or exceed the sum of the liabilities assumed by MetaTechnologies, plus the amount of liabilities, if any, to which the transferred assets are subject.

                  (f) The representations and warranties contained in this
Section 1 shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Each party shall give prompt notice to the others of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation, warranty or covenant on its part contained in this Agreement.

         2. INVESTMENT INTENT. Each of the Minority Shareholders makes the following representations, warranties, acknowledgements and agreements to Telxon with respect to the issuance of the Telxon Common Stock to be issued to it pursuant to the Merger Agreement:

                  (a) Each Minority Shareholder understands that the Telxon Common Stock will not, at the time of the issuance thereof under the Merger Agreement, have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws;

                  (b) The Telxon Common Stock to be issued to it pursuant to the Merger Agreement is so being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon the Minority Shareholder's representations contained in this Section 2;



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                  (c) The Minority Shareholder has had the opportunity to its satisfaction to review Telxon's quarterly and annual reports to and other filings with the United States Securities and Exchange Commission (the "SEC") and to ask questions of and receive answers from Telxon management regarding the business, assets, financial condition, prospects and affairs of Telxon;

                  (d) Each Minority Shareholder is an "accredited investor" (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Telxon Common Stock and of protecting its interests in connection with such investment;

                  (e) The Minority Shareholder is not aware of the publication of any advertisement in connection with the Telxon Common Stock to be issued as contemplated by this Agreement or the Stock Purchase Agreement superseded by this Agreement;

                  (f) Each Minority Shareholder is acquiring the Telxon Common Stock for its own account for investment only, and not with a view toward the distribution thereof, can bear a total loss of the investment without materially impairing its financial condition, and can bear the economic risk of the investment indefinitely; and

                  (g) Each Minority Shareholder understands that it cannot resell the Telxon Common Stock to be issued to it pursuant to the Merger Agreement unless and until such securities are registered under the Securities Act and/or applicable state securities laws or an exemption from such registration is available, that the certificate(s) evidencing the Telxon Common Stock to be issued to it pursuant to the Merger Agreement will be legended regarding the absence of and necessity for such registration, and that there is no assurance that any registration exemption will be available or that, if available, such exemption will allow the Minority Shareholder to transfer all or any portion of such Telxon Common Stock it may subsequently desire to transfer when and in the amounts desired to be transferred.

The representations and warranties contained in this Section 2 shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Each Minority Shareholder shall give prompt notice to Telxon of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation, warranty or covenant on its part contained in this Agreement.

         3. REGISTRATION OF TELXON COMMON STOCK.

                  (a) Telxon agrees that, as soon as reasonably practicable following Telxon becoming eligible to do so, it will use its reasonable best efforts to (i) file a registration statement on Form S-3 (or similar successor form) to register the Telxon Common Stock issued to the Minority Shareholders


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pursuant to the Merger Agreement (the "Registrable Securities") with the SEC under the Securities Act for resale by the Minority Shareholders as selling stockholders and (ii) cause the same to become effective. In connection with the effecting of such registration, Telxon shall afford the Minority Shareholders reasonable opportunity to review and comment upon any preliminary or final prospectus forming a part of the registration statement, and each of the Minority Shareholders agrees to promptly and fully provide to Telxon such cooperation in the effecting of such registration as Telxon may from time to time reasonably request. Notwithstanding the foregoing, Telxon may postpone for a reasonable time registration of the Registrable Securities if such registration would materially adversely affect (including, without limitation, through the premature disclosure thereof) a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction or if Telxon is conducting a public offering of capital stock or other securities and the managing underwriter concludes, in its reasonable judgment, that registration of the Registrable Securities would materially adversely affect such offering.

                  (b) Telxon will use its best efforts to cause any registration effected pursuant to Section 3(a) (the "Registration Statement") to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until such time as the Registrable Securities become eligible to be re-sold by the Minority Shareholders in reliance upon SEC Rule 144. Telxon will use its best efforts to effect such qualifications under applicable state securities laws, and maintain the effectiveness of such qualifications for the period that the Registration Statement is required to remain effective, as may reasonably be requested by the Minority Shareholders (provided that Telxon shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate such sale. Telxon shall not be required to register the Registrable Securities under any provision of foreign law.

                  (c) Telxon agrees to furnish to each Minority Shareholder a sufficient number of prospectuses or similar documents incident to any registration, qualification or compliance referred to in this Section 3, as such Minority Shareholder may from time to time reasonably request.

                  (d) Promptly upon each request therefor in connection with any registration, qualification or compliance referred to in this Section 3, each Minority Shareholder shall furnish to Telxon information concerning its holdings of Telxon Common Stock and the proposed manner of sale or other distribution thereof, which information shall be correct and complete in all material respects and shall not omit to state any material fact necessary to make such information, in light of the circumstances, not misleading. Moreover, if, at any time during the period that the Registration Statement is required to remain effective, any event relating to a Minority Shareholder, its holdings of Telxon Common Stock or its manner of sale or other distribution thereof shall occur which would cause any information theretofore provided by the Minority Shareholder to Telxon for use in connection with any registration, qualification or compliance referred to in this Section 3 to constitute an untrue statement of a material fact, or to omit to



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state any material fact necessary to make such information, in light of the circumstances, not misleading, the Minority Shareholder agrees promptly to notify Telxon thereof and to promptly and fully cooperate with Telxon with respect to any amendment or other corrective action which may be required as a result in connection with any such registration, qualification or compliance.

                  (e) Telxon shall bear all securities registration fees, fees and expenses of its counsel and accountants, and financial printers' and similar out-of-pocket costs incident to the preparation, filing and maintaining of the effectiveness of the registration, qualification and compliance referred to in this Section 3, but shall not be responsible for any brokerage, attorneys or other fees or expenses incurred by the selling stockholders in connection with their re-sale the Registrable Securities.

         4. INDEMNIFICATION.

                  (a) Telxon shall defend, indemnify and hold harmless each Minority Shareholder, each of its officers, directors and partners, and each person, if any, who controls such Minority Shareholder, and each underwriter (if any) acting for or on behalf of such Minority Shareholder from and against any and all loss, damage, liability, cost and expense to which any such indemnified person or entity may become subject under the Securities Act or otherwise, to the extent arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or any other registration, qualification or compliance effected pursuant to Section 3, or arising out of or are based upon the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Telxon will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission so made in conformity with information furnished to the Company by such selling Holder, such a controlling person, or such underwriter, and stated to be specifically for use therein.

                  (b) Each Minority Shareholder shall defend, indemnify and hold harmless Telxon, each other Minority Shareholder and each person, if any, who controls Telxon or such other Minority Shareholder, and each underwriter (if any) acting for or on behalf of such other Minority Shareholder from and against any and all loss, damage, liability, cost and expense to which any such indemnified person or entity may become subject under the Securities Act or otherwise, to the extent arising out of or based on any breach by the Minority Shareholder of its obligations under Section 3(d) or any untrue statement (or alleged untrue statement) of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or any other registration, qualification or compliance effected pursuant to Section 3, or arise out of or are based upon the omission (or alleged



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omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, but only to the extent, that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information furnished to Telxon by or at the direction of the Minority Shareholder. The Minority Shareholder's indemnification obligation under this
Section 4(b) shall be limited to such Minority Shareholder's holdings of Registrable Securities and the proceeds from the sale thereof.

                  (c) Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations set forth in Sections 4(a) or 4(b) would apply, the indemnified party shall give notice thereof in writing to the indemnifying party. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense. If, within twenty (20) days after receiving such notice, the indemnifying party gives written notice to the indemnified party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed), and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party appraised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. The indemnified party shall make available to the indemnifying party all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in any defense undertaken by it pursuant to this Section 4. Notwithstanding anything herein to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party may, at the



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expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense.

         5. TAXES AND EXPENSES. While the parties intend that the Merger qualify as a Tax-Free Reorganization and hereby agree that they shall not take any position. on a tax return or in any proceeding before a taxing authority, with respect to the transactions being effected under or as contemplated by this Agreement at or about the Effective Time or any of the matters relating to the tax treatment of the Merger covered by the representations with respect thereto set forth in Section 1 hereof which is contrary to such intended treatment, unless, and then only in the respect(s), otherwise required by law or judicial or administrative process, no party to this Agreement or to the Merger Agreement is making or shall be deemed (i) to make any representation to any other party hereto regarding any matter relating to the tax treatment of the Merger or any of the transactions contemplated hereby or thereby other than those expressly set forth in Section 1 hereof, nor (ii) to make any warranty or guaranty to any other party hereto or thereto that the tax treatment of the Merger and the transactions contemplated hereby and by the Merger Agreement will be consistent with such intended treatment. Except as otherwise provided in Section 8 of the Stock Purchase Agreement, each party shall bear its own expenses in connection with, and all taxes that may result from, the Merger and the other transactions contemplated by this Agreement.

         6. NOTICES. Any notice required hereunder shall be in writing and shall be deemed to have been given upon receipt, or if sent by facsimile transmission, upon confirmation of transmission, or if sent by overnight courier, the first business day after timely deposit with the courier for next business day delivery as follows:

         To a Minority Shareholder:         c/o Hartley Management
         --------------------------         791 Wye Road
                                            Akron, OH 44333
                                            Fax Number:  330-664-3332

         To Telxon, Metanetics              Telxon Corporation
         ---------------------              3330 West Market Street
           or MetaTechnologies:             Akron, OH 44333
           --------------------             Attn:  Legal Department
                                            Fax Number:  330-664-2009




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or to such other address of which any party may notify the other parties provided in accordance with this Section 6.

         7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and together with the Merger Agreement, supersedes and replaces all of the provisions of the Stock Purchase Agreement other than Telxon's obligation under Section 8 thereof to reimburse certain expenses of the Minority Shareholders, which provisions (other than said reimbursement obligation) shall be of no further force and effect, except that, if for any reason the Merger Agreement is terminated without consummation of the Merger, (i) this Agreement shall be null and void, and (ii) the Stock Purchase Agreement shall be reinstated in full force and effect. No representations or promises except those set forth herein or in the Merger Agreement have been made to induce any party to enter into this Agreement.

         8. AMENDMENTS. This Agreement may be amended, modified or superseded and any of its terms or covenants may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

         9. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the state of Ohio, without regard to its conflict of laws principles, except that the terms of this Agreement shall be interpreted according to their plain meaning and not strictly for or against any party.

         10. DISPUTES. The parties will attempt in good faith to resolve any controversy arising out of or relating to this Agreement. Any litigation relating to this Agreement shall be brought by the parties in the courts, state or federal, sitting in Summit County, Ohio, and in no other forum.

         11. EXECUTION IN COUNTERPARTS.This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. SUCCESSORS AND ASSIGNS. This Agreement and the parties' respective rights and obligations hereunder shall be binding upon and inure to the benefit of the respective successors and assigns, provided, however, that neither shall Telxon assign any of its rights or obligations hereunder to any third party without the prior written consent of both of the Minority Shareholders, nor shall either of the Minority Shareholders assign any of their respective rights or obligations hereunder to any third party without the prior written consent of Telxon, except that any transferee of not less than five thousand (5,000) shares of Registrable Securities from either Minority Shareholder (other than in a transaction



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effected pursuant to the Registration Statement or any other registration, qualification or compliance under Section 3) shall, without the necessity of obtaining prior consent from Telxon, be entitled to the benefit of the registration provisions of Section 3 with respect to the Registrable Securities so acquired as if it were an additional Minority Shareholder originally signatory to this Agreement, but only if such transferee shall have executed a written agreement in favor of Telxon agreeing to be bound by all of the terms, conditions and obligations applicable to a Minority Shareholder under Sections 3 and 4 hereof. The provisions of this Agreement are intended for the benefit of the parties hereto, and no third party shall be entitled to enforce or rely upon the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      TELXON CORPORATION

                                      By: /s/ JOHN W. PAXTON, SR.
                                        ------------------------------
                                      Title: Chairman & CEO



                                      ACCIPITER CORPORATION

                                      By: /s/ RICHARD W. DYER
                                        ------------------------------
                                      Title: Treasurer & CFO


                                      ACCIPITER II, INC.

                                      By: /s/ RICHARD W. DYER
                                         ------------------------------
                                      Title: Treasurer & CFO

The undersigned hereby join as signatories to the foregoing Investment and Registration Rights Agreement as of the date first above written for the sole and limited purpose of making the representations on their respective parts set forth in, in the case of MetaTechnologies, Section 1(d) above, and in the case of Metanetics, Section1(e) above.


                                         META TECHNOLOGIES CORPORATION



                                         By: /s/ W.M. McGEE
                                            ----------------------------------
                                         Title: VP/CFO
                                              --------------------------------

                                         METANETICS CORPORATION


                                         By: /s/ ANDREW MEYERSON
                                           ------------------------------------
                                         Title: Pres.


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